The Prudential Series Fund
For the fiscal period ended 12/31/05
File number 811-03623

SUB-ITEM 77D
Policies With Respect to Security Investment


THE PRUDENTIAL SERIES FUND, INC.

Supplement dated August 15, 2005 to the Prospectus dated
May 1, 2005

This supplement sets forth the changes to The Prudential
Series Fund, Inc. ("PSF" or the "Fund") Prospectus dated
May 1, 2005. All of the Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the PSF Prospectus and should be retained for future reference.

This supplement sets forth changes to the Prospectus with respect to fees and expenses of the Portfolios.

I.                                       The single
asterisk footnote under the Class I Shares Annual Portfolio
Operating Expenses Table on page 49 is deleted and replaced with the following:

* The Portfolio's total actual annual operating expenses for the year ended December 31, 2004 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These waivers, reimbursements, and offset arrangements are voluntary and may be terminated by Prudential Investments LLC (the
"Investment Adviser") at any time. After accounting for the waivers, reimbursements and offset arrangements, the Portfolio's actual annual operating expenses were 1.00% for SP AIM Core Equity Portfolio, 1.10% for SP LSV
International Value Portfolio, 1.00% for SP Mid Cap Growth
Portfolio, 1.01% for SP Strategic Partners Focused Growth
Portfolio.

Effective for the periods July 1, 2005 through December 31,
2005 and January 1, 2006 through June 30, 2006, the
Investment Adviser has voluntarily agreed to waive a portion or all of its management fee and reimburse expenses if necessary to limit total expenses, for certain
Portfolios as described in the table below. Had such total expense limits been in place at year-end, annual operating expenses for the year ended December 31, 2004 would have been as given in the following table:





Portfolio

Voluntary
Management Fee
Waiver and
Expense
Reimbursement,
if
necessary, to
limit
Total Expenses
(as
% of Portfolio
assets)
effective
July 1, 2005
through
December 31,
2005

Total Annual
Operating
Expenses had
Voluntary Total
Expense Limit
effective 7/1/05
been in place at
year-end
12/31/04
(as % of
Portfolio
assets)

Voluntary
Management
Fee
Waiver and
Expense
Reimbursemen
t, if
necessary,
to limit
Total
Expenses (as
% of
Portfolio
assets)
effective
January 1,
2006
through June
30,
2006

Total
Annual
Operating
Expenses
had
Voluntary
Total
Expense
Limit
effective
1/1/06
been in
place at
year-end
12/31/04
(as % of
Portfolio
assets)


SP AllianceBernstein
Large Cap Growth

1.02%

1.02%

1.06%

1.06%


SP LSV International
Value

1.10%

1.10%

1.10%

1.10%






Effective for the period July 1, 2005 through June 30,
2006, the Investment Adviser has voluntarily agreed to limit total expenses, for certain Portfolios as described in the table below. Had such total expense limits been in place at year-end, annual operating expenses for the year ended December 31, 2004 would have been as given in the following table:





Portfolio

Voluntary
Total
Expense
Limit (as
% of
Portfolio
assets)

Total Annual
Operating Expenses
had Voluntary Total
Expense
Limit been in place
at 12/31/04
(as % of Portfolio
assets)


SP Strategic
Partners Focused
Growth

1.25%

1.25%




II.   The single asterisk footnote under the Class II
Shares Annual Portfolio Operating Expenses Table on page
50  is deleted and replaced with the following:

* The Portfolio's total actual annual operating expenses for the year ended December 31, 2004 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These waivers, reimbursements, and offset arrangements are voluntary and may be terminated by Prudential Investments LLC at any time. After accounting for the waivers, reimbursements and offset arrangements, the SP Strategic Partners Focused
Growth Portfolio's actual annual operating expenses were 1.41%.

Effective for the period July 1, 2005 through June 30,
2006, the Investment Adviser has voluntarily agreed to limit total expenses, for certain Portfolios as described in the table below. Had such total expense limits been in place at year-end, annual operating expenses for the year ended December 31, 2004 would have been as given in the following table:





Portfolio

Voluntary
Total
Expense
Limit (as
% of
Portfolio
assets)

Total Annual
Operating Expenses
had Voluntary Total
Expense
Limit been in place
at 12/31/04
(as % of Portfolio
assets)


SP Strategic
Partners Focused
Growth

1.65%

1.65%